Exhibit 99.1

NEOFORMA REPORTS FOURTH QUARTER AND FULL YEAR 2003 FINANCIAL

RESULTS AND PROVIDES 2004 GUIDANCE

SAN JOSE, CA – February 17, 2004 – Neoforma, Inc. (Nasdaq: NEOF), a leading provider of supply chain management solutions for the healthcare industry, generated total revenue of $11.1 million on a generally accepted accounting principles (GAAP) basis in the fiscal year ended December 31, 2003, an increase over the $4.3 million reported for 2002. Excluding the impact of Emerging Issues Task Force Abstract No. 01-9 (EITF No. 01-9), Neoforma generated total revenue of $80.3 million for fiscal year 2003, an increase over the $73.7 million reported in the previous year.

In 2003, in accordance with GAAP, Neoforma’s net loss and net loss per share equaled $66.4 million and $3.66, respectively, significantly improving over the $82.2 million and $4.90, respectively, recorded in 2002. Adjusted net income and net income per share for 2003 were $20.3 million and $1.12, respectively, representing an improvement over the previous year’s $16.8 million and $1.00, respectively.

Neoforma’s adjusted financial information, which is not in accordance with GAAP, excludes the application of EITF No. 01-9 and certain expenses, gains and losses. Adjusted financial information serves as a measure of the performance of Neoforma’s ongoing core operations. A description of the adjusted financial information for the periods presented and reconciliation of these results to GAAP financial information are included in the attached financial statements and available in the investor relations section of Neoforma’s Web site at http://investor.neoforma.com.

“In 2003, Neoforma strengthened the foundation on which we are building a great company,” says Bob Zollars, chairman and chief executive officer of Neoforma. “We enjoyed solid customer momentum, strengthened our balance sheet and increased our independence.”

2003 Highlights

In 2003, Neoforma made significant progress in the following areas:

Customer Momentum

•	Contracted with 119 new hospital and 78 new supplier customers to participate in Marketplace@Novation™;

•	Supported $8.5 billion in volume, including $2.4 billion in volume in the fourth quarter;

•	Identified and documented $12.3 million in savings realized to date from a sampling of 31 hospitals using Neoforma’s solutions, an average of $397,000 per hospital; and

•	Launched an enhanced solution set designed to map to customers’ daily business processes.

Strengthened Balance Sheet

•	Generated positive cash flow prior to debt payments during the year;

•	Repaid all related party debt; and

•	Exited the year debt-free.

Increased Independence

•	Revised the Company’s outsourcing agreement with Novation to simplify the basis on which Neoforma is paid fees, to increase the Company’s responsibility for managing supplier relationships and to clarify data rights;

•	Diversified further the Company’s customer base and revenue streams; and

•	Transitioned related party directors from Novation, VHA Inc. and University HealthSystem Consortium (UHC) off of Neoforma’s board of directors.

Revenue Classification

Effective with the Company’s fourth quarter and full year 2003 financial results, Neoforma has reclassified its revenue presentation on its income statement to reflect revenue in two categories: related party revenue and non-related party revenue.

Related party revenue includes two revenue streams related to Neoforma’s exclusive outsourcing agreement with Novation, VHA and UHC: fees paid to Neoforma by Novation under the terms of the outsourcing agreement and hospital implementation fees earned by the Company when VHA and UHC hospitals that have contracted with Neoforma are connected to Marketplace@Novation under the scope of the outsourcing agreement.

Non-related party revenue includes all other revenue earned by Neoforma from healthcare providers, group purchasing organizations (GPOs) and suppliers, including revenue from solutions sold to VHA and UHC hospitals outside the scope of the outsourcing agreement.

Beginning with the Company’s fourth quarter and full year 2003 results, Neoforma will provide supplemental revenue information by customer type on its financial community conference calls and in its filings with the Securities and Exchange Commission. The three customer categories are provider and GPO revenue, supplier revenue and other revenue.

“The new revenue classification and supplemental information are intended to provide investors with a better understanding of our revenue sources and to provide greater insight into how we view and manage our business,” says Andrew Guggenhime, chief financial officer of Neoforma.

Fiscal Year 2003 Financial Results

For the year ended December 31, 2003, on a GAAP basis, Neoforma generated $11.1 million in total revenue, consisting of $825,000 in related party revenue and $10.2 million in non-related party revenue. Related party revenue and non-related party revenue increased from zero and $4.3 million, respectively, recorded on the same basis in the prior year.

On an adjusted basis, excluding the application of EITF No. 01-9, Neoforma generated total revenue of $80.3 million in 2003, comprised of $70.0 million in related party revenue and $10.2 million in non-related party revenue. Under the new revenue classification, non-related party revenue on both a GAAP basis and an adjusted basis are and will remain identical. On an adjusted basis, Neoforma’s related party revenue and non-related party revenue results for 2003 represent an increase from the $69.5 million and $4.3 million, respectively, reported in 2002. The increase in non-related party revenue in 2003 as compared to 2002 was primarily the result of increases in revenue from solutions sold to suppliers and revenue from the Company’s data management solution for hospitals.

Neoforma classifies non-cash amortization of partnership costs as an offset against related party revenue under EITF No. 01-9, which became effective for the Company in January 2002. This accounting treatment has no impact on the Company’s loss from operations, net loss, net loss per share or total cash flow because the reductions to operating expenses and revenue are equal.

In 2003, Neoforma’s total GAAP operating expenses were $76.5 million, an improvement over the $85.2 million reported in 2002. This improvement was primarily due to a decline in the amortization of partnership costs in 2003.

Adjusted operating expenses equaled $59.1 million in 2003, increasing from the prior year’s $55.7 million and consistent with Neoforma’s previously announced expectations. This overall increase in 2003 was primarily the result of an increase in selling and marketing expenses, and was partially offset by a decrease in operations expenses. In early 2003, Neoforma reallocated certain employees to customer-facing positions, resulting in increased selling and marketing expenses and decreased operations expenses. The Company also increased its overall selling and marketing efforts in 2003, launching the enhanced solution set, updating its corporate identity and branding and increasing the size of its supplier sales team.

Neoforma reported a loss from operations on a GAAP basis of $65.5 million in 2003, improving significantly from the $80.9 million loss in 2002. During the year, Neoforma achieved $21.2 million in EBITDA, an increase from the $18.1 million achieved in the prior year.

As of December 31, 2003, Neoforma’s cash, cash equivalents and short-term investments totaled $16.6 million, a decrease from the year-end 2002 balance. In 2003, the Company repaid the full $20.7 million in debt and accrued interest that was outstanding as of December 31, 2002. As a result of these debt payments, Neoforma has entered 2004 completely free of debt.

During the year ended December 31, 2003, free cash flow was $6.6 million. Free cash flow is calculated as net cash used in operating activities, plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment. Neoforma’s free cash flow results are net of a $2.5 million payment made during the year toward prior years’ accrued interest on the line of credit from VHA.

Fourth Quarter 2003 Financial Results

In the fourth quarter ended December 31, 2003, Neoforma generated $3.0 million in total revenue on a GAAP basis, an increase over the $1.6 million reported in the same period in the prior year. On an adjusted basis, Neoforma generated revenue of $20.2 million during the quarter, a slight decrease from the $21.3 million generated in the same quarter in 2002.

In accordance with GAAP, in the fourth quarter, Neoforma’s net loss and net loss per share equaled $16.8 million and $0.90, respectively, a significant improvement over the $21.5 million and $1.25, respectively, recorded in the same quarter in 2002. Adjusted net income and net income per share for the fourth quarter of 2003 were $4.3 million and $0.23, respectively, decreasing slightly from the $4.8 million and $0.28, respectively, in the fourth quarter of the prior year.

Neoforma’s $3.0 million in total revenue generated on a GAAP basis in the fourth quarter consisted of $286,000 in related party revenue and $2.7 million in non-related party revenue. Related party revenue increased from zero in the same quarter in 2002, and non-related party revenue increased from the $1.6 million reported in the fourth quarter of 2002.

Excluding the application of EITF No. 01-9, on an adjusted basis, Neoforma’s $20.2 million in total revenue was comprised of $17.4 million in related party revenue and $2.7 million in non-related party revenue. The Company’s related party revenue and non-related party revenue results for the fourth quarter of 2003 represent a decrease from the $19.7 million and an increase from the $1.6 million, respectively, reported in the same period in the previous year. The decrease in related party revenue was due to a scheduled reduction in the quarterly maximum payment under the Company’s outsourcing agreement with Novation, VHA and UHC.

Neoforma’s total GAAP operating expenses in the fourth quarter of 2003 were $19.6 million, a significant improvement over the $22.4 million reported in the same period of the previous year. Adjusted operating expenses equaled $15.7 million, improving slightly from the $15.8 million in the fourth quarter of 2002.

The Company reported a loss from operations of $16.6 million on a GAAP basis in the fourth quarter of 2003, improving significantly over the $20.8 million loss in the fourth quarter of 2002. Neoforma generated $4.4 million in EBITDA during the quarter, a decrease from the $5.5 million generated in the same quarter in the prior year.

2004 Financial Outlook

Neoforma is providing financial guidance for full year 2004, and will provide revenue information by customer type, trend expectations for revenue and operating expenses and other information on its financial community conference call.

Neoforma’s 2004 Financial Outlook (in millions, except per share data):

FY 2004
GAAP Basis
Related Party Revenue	—
Non-related Party Revenue	$13.3

Total Revenue	$13.3
Total Operating Expenses	$75.3
Loss from Operations	($62.0)
Net Loss per Share	($3.18)
Adjusted Basis
Related Party Revenue(a)	$61.7
Non-related Party Revenue	$13.3

Total Revenue(a)	$75.0
Operating Expenses(b)	$60.0
EBITDA(c)	$15.0
Net Income per Share(d)	$0.77

Free Cash Flow(e)	$9.0
Capital Expenditures	$6.0
Weighted Average Shares Outstanding	19.5

(a)	Adjusted related party revenue and adjusted total revenue exclude the offset of amortization of partnership costs against related party revenue resulting from the application of EITF No. 01-9.
(b)	Adjusted operating expenses exclude depreciation and amortization, as well as certain expenses, gains and losses. In 2004, the Company currently does not anticipate any of these certain expenses, gains or losses other than depreciation and amortization. In 2004, the Company expects depreciation and amortization expenses, including amortization offset against related party revenue, to equal approximately $77.0 million.
(c)	The Company defines EBITDA as earnings before interest, taxes, depreciation and amortization (including amortization offset against related party revenue) as well as certain expenses, gains and losses.
(d)	The Company defines adjusted net income per share as EBITDA plus the impact of interest expense, interest income and other income and expense divided by the weighted average shares outstanding.
(e)	The Company defines free cash flow as net cash used in operating activities, plus amortization of partnership costs offset against related party revenue, minus purchases of property and equipment.

The anticipated decrease in adjusted revenue from fiscal 2003 is due to a scheduled decline in the quarterly maximum payments from Novation in 2004 under the terms of the outsourcing agreement that was amended in August 2003. As previously announced, the Company expects to receive $61.0 million in adjusted related party revenue from Novation in 2004, recognized at $15.25 million per quarter, in addition to revenue earned from implementing VHA and UHC hospitals. The expected adjusted revenue from Novation in 2004 represents a decline from 2003 of $8.2 million on an annual basis and $2.1 million on a quarterly basis. Under the terms of the agreement, the quarterly maximum payments from Novation are established at $15.25 million per quarter through the expiration of the initial term of the agreement on March 30, 2010.

“In 2004, we expect to generate positive cash flow, and we’ve entered the year with a stable and recurring revenue stream that represents more than 80 percent of our estimated adjusted revenue,” says Guggenhime. “With our solid foundation, our primary focus this year is on our revenue growth.”

Investment Community Meeting

Neoforma will host a meeting for members of the investment community on Wednesday, March 10, 2004 in New York City. The presentations by Company management will be broadcast live over the Internet on Neoforma’s Web site. To access the event via the Web, please visit http://investor.neoforma.com on the morning of the meeting. Interested parties should allow extra time prior to the event to visit the site and download the streaming media software required to listen to the Internet broadcast. The online broadcast of the event will remain available on the site for one year. Additional information presented during the meeting will be made available on the Presentations page of the investor relations section of the Company’s Web site. Any additional information presented will remain available on the site for one year.

About Neoforma

Neoforma is a leading supply chain management solutions provider for the healthcare industry. Through a unique combination of technology, information and services, Neoforma provides innovative solutions to over 1,450 hospitals and suppliers, supporting more than $8 billion in annualized transaction volume. By bringing together contract information and order data, Neoforma’s integrated solution set delivers a comprehensive view of an organization’s supply chain, driving significant cost savings and better decision-making for both hospitals and suppliers. For more information, point your browser to http://www.neoforma.com.

###

This news release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements include statements related to Neoforma’s business and financial outlook, including the statements under the caption “Neoforma’s 2004 Financial Outlook.” There are a number of risks that could cause actual results to differ materially from those anticipated by these forward-looking statements. These risks include the willingness of hospitals and suppliers to accept Neoforma’s business model of providing supply chain management solutions for the healthcare industry and the ability of Neoforma to manage its growth and related technological challenges. These risks and other risks are described in Neoforma’s periodic reports filed with the SEC, including its Form 10-K for the year 2002 and its Form 10-Q for the quarter ended September 30, 2003. These statements are current as of the date of this release and Neoforma assumes no obligation to update the forward-looking information contained in this news release.

Neoforma is a trademark of Neoforma, Inc. Other Neoforma logos, product names and service names are also trademarks of Neoforma, Inc., which may be registered in other countries. Other product and brand names are trademarks of their respective owners.

Contacts:

Rebecca Oles, Neoforma, media, 408.468.4363, rebecca.oles@neoforma.com

Amanda Mogin, Neoforma, investors, 408.468.4251, amanda.mogin@neoforma.com

NEOFORMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2002	2003	2002	2003
REVENUE:
Related party, net of amortization of partnership costs of $19,655, $17,131, $69,469 and $69,201 for the three months ended December 31, 2002 and 2003, and for the twelve months ended December 31, 2002 and 2003, respectively	$—	$286	$—	$825
Non-related party	1,640	2,734	4,261	10,228

Total revenue	1,640	3,020	4,261	11,053
OPERATING EXPENSES:
Cost of services	2,038	1,969	8,513	6,723
Operations	7,132	4,850	20,437	19,738
Product development	5,109	5,268	17,229	18,645
Selling and marketing	3,402	4,401	12,793	18,659
General and administrative	3,435	2,372	14,718	10,711
Amortization of intangibles	58	147	90	588
Amortization of partnership costs	425	—	9,361	847
Write-off of purchased software	208	—	458	—
Write-off of acquired in-process research and development	—	—	110	—
Restructuring	—	—	(68)	—
Abandoned acquisition costs	—	551	—	551
Write-down of non-marketable investments, net	635	—	451	—
Write-down of notes receivable	—	50	1,053	50
Loss on divested business	—	—	59	—

Total operating expenses	22,442	19,608	85,204	76,512

Loss from operations	(20,802)	(16,588)	(80,943)	(65,459)
OTHER EXPENSE	(730)	(166)	(1,267)	(928)

Net loss	$(21,532)	$(16,754)	$(82,210)	$(66,387)

NET LOSS PER SHARE:
Basic and diluted	$(1.25)	$(0.90)	$(4.90)	$(3.66)

Weighted average shares—basic and diluted	17,291	18,683	16,790	18,161

In addition to our consolidated financial statements presented in accordance with GAAP, Neoforma, Inc. uses non-GAAP, or adjusted, measures of operating results, net income and net income per share, which are adjusted from results based on GAAP to exclude the application of EITF No. 01-9 and certain expenses, gains and losses. Neoforma management believes that the non-GAAP adjusted results provide added insight into the Company’s performance by focusing on results generated by the Company’s ongoing core operations. Neoforma management uses the non-GAAP adjusted results when assessing the performance of its ongoing core operations, in making resource allocation decisions and for planning and forecasting. Additionally, incentive compensation for the Company, including management, is based on results on this basis. In addition, because we historically have reported adjusted results, we believe the inclusion of comparative numbers provides consistency in our financial reporting. The non-GAAP financial measures should be considered in addition to, not as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of the non-GAAP financial measures to their most directly comparable GAAP financial measures.

NEOFORMA, INC.

ADJUSTED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (1)

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2002	2003	2002	2003
REVENUE:
Related party	$19,655	$17,417	$69,469	$70,026
Non-related party	1,640	2,734	4,261	10,228

Total adjusted revenue	21,295	20,151	73,730	80,254
OPERATING EXPENSES:
Cost of services	1,770	1,842	7,218	6,143
Operations	3,961	2,585	13,135	9,784
Product development	4,553	4,951	14,618	17,017
Selling and marketing	2,937	4,118	10,482	17,048
General and administrative	2,586	2,207	10,217	9,059

Adjusted operating expenses	15,807	15,703	55,670	59,051

EBITDA	5,488	4,448	18,060	21,203
OTHER EXPENSE	(730)	(166)	(1,267)	(928)

Adjusted net income	$4,758	$4,282	$16,793	$20,275

ADJUSTED NET INCOME PER SHARE:
Basic	$0.28	$0.23	$1.00	$1.12

Weighted average shares—basic	17,291	18,683	16,790	18,161

(1) These adjusted condensed consolidated statements of operations exclude the impact of EITF No. 01-9 and certain expenses, gains and losses. Under EITF No. 01-9, the Company offsets non-cash amortization of partnership costs against related party revenue in an amount equal to the lesser of the two in any period. Any amortization of partnership costs in excess of related party revenue in any period is classified as an operating expense. As a result of the adoption of EITF No. 01-9, the Company offset $19,655, $17,131, $69,469 and $69,201 of amortization of partnership costs against related party revenue in its GAAP condensed consolidated statements of operations for the three months ended December 31, 2002 and 2003, and for the twelve months ended December 31, 2002 and 2003, respectively. As reclassifications, the application of EITF No. 01-9 had no impact on loss from operations, net loss or net loss per share. The excluded expenses, gains and losses consisted of depreciation, amortization of intangibles, amortization of deferred compensation, amortization of partnership costs, write-off of purchased software, write-off of acquired in-process research and development, restructuring, abandoned acquisition costs, write-down of non-marketable investments, net, write-down of notes receivable and loss on divested business.

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended December 31, 2003
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation	Amortization of Deferred Compensation
REVENUE:
Related party	$17,417	$—	$(17,131)	$—	$—	$286
Non-related party	2,734	—	—	—	—	2,734

Total revenue	20,151	—	(17,131)	—	—	3,020
OPERATING EXPENSES:
Cost of services	1,842	—	—	103	24	1,969
Operations	2,585	—	—	2,257	8	4,850
Product development	4,951	—	—	262	55	5,268
Selling and marketing	4,118	—	—	224	59	4,401
General and administrative	2,207	—	—	144	21	2,372

Adjusted operating expenses	15,703

EBITDA	4,448
Depreciation	—	2,990	—	(2,990)	—	—
Amortization of intangibles	—	147	—	—	—	147
Amortization of deferred compensation	—	167	—	—	(167)	—
Amortization of partnership costs	—	17,131	(17,131)	—	—	—
Abandoned acquisition costs	—	551	—	—	—	551
Write-down of note receivable	—	50	—	—	—	50

Total operating expenses		21,036	(17,131)	—	—	19,608

Loss from operations		(21,036)	—	—	—	(16,588)
OTHER EXPENSE	(166)	—	—	—	—	(166)

Net income (loss)	$4,282	$(21,036)	$—	$—	$—	$(16,754)

NET INCOME (LOSS) PER SHARE:
Basic	$0.23					$(0.90)

Weighted average shares—basic	18,683					18,683

	Three Months Ended December 31, 2002
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation	Amortization of Deferred Compensation
REVENUE:
Related party	$19,655	$—	$(19,655)	$—	$—	$—
Non-related party	1,640	—	—	—	—	1,640

Total revenue	21,295	—	(19,655)	—	—	1,640
OPERATING EXPENSES:
Cost of services	1,770	—	—	188	80	2,038
Operations	3,961	—	—	3,089	82	7,132
Product development	4,553	—	—	410	146	5,109
Selling and marketing	2,937	—	—	263	202	3,402
General and administrative	2,586	—	—	256	593	3,435

Adjusted operating expenses	15,807

EBITDA	5,488
Depreciation	—	4,206	—	(4,206)	—	—
Amortization of intangibles	—	58	—	—	—	58
Amortization of deferred compensation	—	1,103	—	—	(1,103)	—
Amortization of partnership costs	—	20,080	(19,655)	—	—	425
Write-off of purchased software	—	208	—	—	—	208
Write-down of non-marketable investments, net	—	635	—	—	—	635

Total operating expenses		26,290	(19,655)	—	—	22,442

Loss from operations		(26,290)	—	—	—	(20,802)
OTHER EXPENSE	(730)	—	—	—	—	(730)

Net income (loss)	$4,758	$(26,290)	$—	$—	$—	$(21,532)

NET INCOME (LOSS) PER SHARE:
Basic	$0.28					$(1.25)

Weighted average shares—basic	17,291					17,291

NEOFORMA, INC.

RECONCILIATION OF ADJUSTED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS TO GAAP

(in thousands, except per share amounts)

(unaudited)

	Twelve Months Ended December 31, 2003
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation	Amortization of Deferred Compensation
REVENUE:
Related party	$70,026	$—	$(69,201)	$—	$—	$825
Non-related party	10,228	—	—	—	—	10,228

Total revenue	80,254	—	(69,201)	—	—	11,053
OPERATING EXPENSES:
Cost of services	6,143	—	—	439	141	6,723
Operations	9,784	—	—	9,797	157	19,738
Product development	17,017	—	—	1,257	371	18,645
Selling and marketing	17,048	—	—	1,120	491	18,659
General and administrative	9,059	—	—	684	968	10,711

Adjusted operating expenses	59,051

EBITDA	21,203
Depreciation	—	13,297	—	(13,297)	—	—
Amortization of intangibles	—	588	—	—	—	588
Amortization of deferred compensation	—	2,128	—	—	(2,128)	—
Amortization of partnership costs	—	70,048	(69,201)	—	—	847
Abandoned acquisition costs	—	551	—	—	—	551
Write-down of note receivable	—	50	—	—	—	50

Total operating expenses		86,662	(69,201)	—	—	76,512

Loss from operations		(86,662)	—	—	—	(65,459)
OTHER EXPENSE	(928)	—	—	—	—	(928)

Net income (loss)	$20,275	$(86,662)	$—	$—	$—	$(66,387)

NET INCOME (LOSS) PER SHARE:
Basic	$1.12					$(3.66)

Weighted average shares—basic	18,161					18,161

	Twelve Months Ended December 31, 2003
	Adjusted Results	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Allocations		GAAP Results As Reported
				Depreciation	Amortization of Deferred Compensation
REVENUE:
Related party	$69,469	$—	$(69,469)	$—	$—	$—
Non-related party	4,261	—	—	—	—	4,261

Total revenue	73,730	—	(69,469)	—	—	4,261
OPERATING EXPENSES:
Cost of services	7,218	—	—	999	296	8,513
Operations	13,135	—	—	6,964	338	20,437
Product development	14,618	—	—	1,939	672	17,229
Selling and marketing	10,482	—	—	1,207	1,104	12,793
General and administrative	10,217	—	—	1,144	3,357	14,718

Adjusted operating expenses	55,670

EBITDA	18,060
Depreciation	—	12,253	—	(12,253)	—	—
Amortization of intangibles	—	90	—	—	—	90
Amortization of deferred compensation	—	5,767	—	—	(5,767)	—
Amortization of partnership costs	—	78,830	(69,469)	—	—	9,361
Write-off of purchased software	—	458	—	—	—	458
Write-off of acquired in-process research and development	—	110	—	—	—	110
Restructuring	—	(68)	—	—	—	(68)
Write-down of non-marketable investments, net	—	451	—	—	—	451
Write-down of note receivable	—	1,053	—	—	—	1,053
Loss on divested business	—	59	—	—	—	59

Total operating expenses		99,003	(69,469)	—	—	85,204

Loss from operations		(99,003)	—	—	—	(80,943)
OTHER EXPENSE	(1,267)	—	—	—	—	(1,267)

Net income (loss)	$16,793	$(99,003)	$—	$—	$—	$(82,210)

NET INCOME (LOSS) PER SHARE:
Basic	$1.00					$(4.90)

Weighted average shares—basic	16,790					16,790

NEOFORMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	December 31, 2002	December 31, 2003

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$23,277	$13,481
Short-term investments	1,305	3,138
Accounts receivable, net of allowance for doubtful accounts	1,828	3,776
Related party accounts receivable	800	456
Prepaid expenses and other current assets	3,357	2,775

Total current assets	30,567	23,626
PROPERTY AND EQUIPMENT, net	16,821	7,432
INTANGIBLES, net of amortization	2,610	2,022
GOODWILL	1,414	1,652
CAPITALIZED PARTNERSHIP COSTS, net of amortization	166,451	106,003
NON-MARKETABLE INVESTMENTS	83	83
RESTRICTED CASH	1,020	1,020
OTHER ASSETS	1,844	1,376

Total assets	$220,810	$143,214

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable, current portion	$4,000	$—
Accounts payable	3,803	2,727
Accrued payroll	7,776	4,199
Other accrued liabilities	4,288	3,183
Deferred revenue, current portion	3,027	2,651

Total current liabilities	22,894	12,760
DEFERRED RENT	623	657
DEFERRED REVENUE, less current portion	1,689	554
OTHER LIABILITIES	105	—
ACCRUED INTEREST ON RELATED PARTY NOTES PAYABLE	2,516	—
NOTES PAYABLE, less current portion:
Due to related party	14,000	—
Other	152	—

Total notes payable, less current portion	14,152	—

STOCKHOLDERS’ EQUITY:
Common Stock $0.001 par value:
Authorized—300,000 shares at December 31, 2003 Issued and outstanding: 17,691 and 18,943 shares at December 31, 2002 and December 31, 2003, respectively	18	19
Warrants	80	80
Additional paid-in capital	814,162	827,493
Notes receivable from stockholders	(6,460)	(5,422)
Deferred compensation	(2,649)	(218)
Unrealized gain on available-for-sale securities	—	1
Accumulated deficit	(626,320)	(692,710)

Total stockholders’ equity	178,831	129,243

Total liabilities and stockholders’ equity	$220,810	$143,214

NEOFORMA, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Twelve Months Ended December 31,
	2002	2003

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(82,210)	$(66,387)
Adjustments to reconcile net loss to net cash used in operating activities:
Restricted common stock issued to employees and officers	293	10
Write-down of notes receivable	1,053	50
Provision for doubtful accounts	53	389
Accrued interest receivable on stockholder notes receivable	(71)	(26)
Depreciation and amortization of property and equipment	12,253	13,297
Amortization of intangibles	90	588
Amortization of partnership costs classified as an operating expense	9,361	847
Amortization of deferred compensation	5,767	2,128
Amortization of deferred debt costs	175	—
Write-off of purchased software	458	—
Write-off of in-process research and development	110	—
Write-down of non-marketable investment	451	—
Loss on divested businesses	59	—
Change in assets and liabilities, net of divestitures:
Restricted cash	480	—
Accounts receivable	(494)	(1,993)
Prepaid expenses and other current assets	(120)	532
Other assets	155	468
Accounts payable	(454)	(1,076)
Accrued liabilities and accrued payroll	2,185	(3,570)
Deferred revenue	(121)	(1,511)
Deferred rent	124	34
Accrued interest payable on related party notes payable	1,877	(2,516)

Net cash used in operating activities	(48,526)	(58,736)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of marketable investments	(1,559)	(6,056)
Proceeds from the sale or maturity of marketable investments	254	4,224
Purchases of property and equipment	(2,465)	(3,908)
Proceeds from repayment of notes receivable relating to divestitures	95	—
Proceeds from liquidation of non-marketable investment	211	—
Cash paid in connection with the acquisition of MedContrax, Inc. and Med-ecorp, Inc.	(1,494)	—
Cash paid in connection with the acquisition of Revelocity, Inc.	(110)	—

Net cash used in investing activities	(5,068)	(5,740)

CASH FLOWS FROM FINANCING ACTIVITIES
Amortization of partnership costs offset against related party revenue	69,469	69,201
Repayments of notes payable	(7,726)	(18,152)
Cash received related to options exercised	201	1,482
Proceeds from the issuance of common stock under the employee stock purchase plan	813	1,087
Common stock repurchased, net of notes receivable issued to common stockholders	—	(2)
Collections of notes receivable from stockholders	18	1,064

Net cash provided by financing activities	62,775	54,680

Net increase/(decrease) in cash and cash equivalents	9,181	(9,796)
Cash and cash equivalents, beginning of period	14,096	23,277

Cash and cash equivalents, end of period	$23,277	$13,481

NEOFORMA, INC.

RECONCILIATION OF 2004 ADJUSTED GUIDANCE TO GAAP GUIDANCE

(in thousands, except per share amounts)

(unaudited)

	Twelve Months Ended December 31, 2004
	Adjusted Guidance	Excluded Expenses, Gains and Losses	Application of EITF No. 01-9	GAAP Guidance
REVENUE:
Related party	$61,700	$—	$(61,700)	$—
Non-related party	13,300	—	—	13,300

Total revenue	75,000	—	(61,700)	13,300
OPERATING EXPENSES:
Adjusted operating expenses	60,000	—	—	60,000

EBITDA	15,000
Depreciation	—	5,400	—	5,400
Amortization of intangibles	—	600	—	600
Amortization of deferred compensation	—	3,000	—	3,000
Amortization of partnership costs	—	68,000	(61,700)	6,300

Total operating expenses		77,000	(61,700)	75,300
Loss from operations			—	(62,000)

Net income (loss)	$15,000	$(77,000)	$—	$(62,000)

NET INCOME (LOSS) PER SHARE:
Basic	$0.77			$(3.18)

Weighted average shares—basic	19,500			19,500